UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2017

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02	Results of Operations and Financial Condition

On April 3, 2017, Galaxy Gaming, Inc., (the “Company”) filed a Current Report on Form 8-K to provide disclosures required under Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, related to the Company’s financial statements previously issued for the fiscal year ended December 31, 2015, and for the quarters ended March 31, June 30, and September 30, 2016, due to two accounting errors noted during the preparation of the financial statements for the year ended December 31, 2016.  This Amended Current Report on Form 8-K/A is filed to provide updated information about the Company’s providing restated financial information as discussed below.

On April 17, 2017, the Company filed its annual report on Form 10-K for the fiscal year ended December 31, 2016, and on May 15, 2017, the Company filed its quarterly report on Form 10-Q for the period ended March 31, 2017, in which the accounting errors were corrected in the comparative 2016 periods. The restatements to reflect the correction of both errors are referred to herein collectively as the "Restatement."

In the original Current Report on Form 8-K, the Company disclosed its intention to amend its previously filed quarterly reports on Form 10-Q for the periods ended June 30 and September 30, 2016.  However, after careful consideration, the Company’s management and the Board of Directors have determined that amending the quarterly reports for the periods ended June 30 and September 30, 2016, is not necessary because the Company will provide the corrected comparative 2016 financial information in the reports to be filed for the corresponding periods in 2017.  Accordingly, the Company will restate the financial statements for the three and six months ended June 30, 2016, in its quarterly report on Form 10-Q for the period ended June 30, 2017, to be filed on or before August 14, 2017. Similarly, the Company will restate the financial statements for the three and nine months ended September 30, 2016, in its quarterly report on Form 10-Q for the period ended September 30, 2017, to be filed on or before November 14, 2017.

Notwithstanding the foregoing, the tables below set forth the amounts as originally reported for the categories presented in the Company’s financial statements that were affected by the Restatement, the effect of the Restatement and the restated amounts for the periods presented.

As of and for the quarterly period ended June 30, 2016

Balance Sheet	As originally reported	Impact of restatement	As restated
Deferred tax asset - current	$-	$43,017	$43,017
Deferred tax asset - net of current portion	-	393,321	393,321
Total assets	17,140,459	436,338	17,576,797
Income taxes payable	519,781	156,586	676,367
Accrued expenses	1,158,864	26,928	1,185,792
Deferred tax liability	75,358	(75,358)	-
Total current liabilities	7,925,536	108,156	8,033,692
(Accumulated deficit) retained earnings	(35,552)	738,646	703,094
Accumulated other comprehensive income	410,464	(410,464)	-
Total stockholders' equity	3,428,000	328,182	3,756,182
Total liabilities and stockholders' equity	17,140,459	436,338	17,576,797

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	Three Months Ended June 30,2016			Six Months Ended June 30,2016
Statements of Income	As originally reported	Impact of restatement	As restated	As originally reported	Impact of restatement	As restated
Selling, general and administrative	$1,622,105	$10,479	$1,632,584	$3,274,304	$(8,489)	$3,265,815
Provision for income taxes	(231,057)	(51,273)	(282,330)	(388,020)	(134,335)	(522,355)
Foreign currency exchange gain	-	247,664	247,664	-	360,226	360,226
Net income	377,527	185,912	563,439	756,894	234,380	991,274

Statement of Cash Flow	As originally reported	Impact of restatement	As restated
Net income	$756,894	$234,380	$991,274
Deferred income tax provision	388,020	(388,020)	-
Decrease in accounts receivable	71,287	2,784	74,071
Decrease in accounts payable	(241,190)	556	(240,634)
Increase in income taxes payable	349,450	166,807	516,257
Increase in accrued expenses	327,090	7,811	334,901
Net cash provided by operating activities	2,654,343	24,318	2,678,661
Principal payments on notes payable	(2,488,778)	(24,318)	(2,513,096)
Net cash used in financing activities	(2,524,011)	(24,318)	(2,548,329)

As of and for the quarterly period ended September 30, 2016

Balance Sheet	As originally reported	Impact of restatement	As restated
Deferred tax asset - current	$-	$43,017	$43,017
Deferred tax asset - net of current portion	-	393,321	393,321
Total assets	18,418,176	436,338	18,854,514
Income taxes payable	1,106,600	(94,623)	1,011,977
Accrued expenses	976,834	26,928	1,003,762
Deferred tax liabilities	75,358	(75,358)	-
Total current liabilities	4,606,229	(143,053)	4,463,176
Retained earnings	785,421	579,391	1,364,812
Total stockholders' equity	3,879,584	579,391	4,458,975
Total liabilities and stockholders' equity	18,418,176	436,338	18,854,514

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	Three Months Ended September 30,2016			Nine Months Ended September 30,2016
Statements of Income	As originally reported	Impact of restatement	As restated	As originally reported	Impact of restatement	As restated
Selling, general and administrative	$1,576,480	$(22,924)	$1,553,556	$4,850,785	$(31,412)	$4,819,373
Provision for income taxes	(602,619)	251,207	(351,412)	(990,639)	116,871	(873,768)
Foreign currency exchange (loss) gain	-	(5,926)	(5,926)	-	354,301	354,301
Loss on extinguishment of debt	(87,578)	(427,459)	(515,037)	(87,578)	(427,459)	(515,037)
Net income	820,972	(159,254)	661,718	1,577,867	75,125	1,652,992

Statement of Cash Flow	As originally reported	Impact of restatement	As restated
Net income	$1,577,867	$75,125	$1,652,992
Loss on extinguishment of debt	87,578	427,459	515,037
Deferred income tax provision	54,370	(54,370)	-
Increase in accounts receivable	(107,969)	(705)	(108,674)
Decrease in other current assets	43,017	(43,017)	-
Decrease in prepaid expenses and other current assets	6,608	2,314	8,922
Decrease in accounts payable	(858,954)	550	(858,404)
Increase in income taxes payable	936,269	(81,901)	854,368
Increase in accrued expenses	141,841	11,030	152,871
Net cash provided by operating activities	3,321,274	336,485	3,657,759
Principal payments on long-term debt	(2,873,437)	(336,485)	(3,209,922)
Net cash used in financing activities	(1,993,009)	(336,485)	(2,329,494)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 4, 2017

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer

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